UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2022

Mondee Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd. Suite 315 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(650) 646-3320

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND	The Nasdaq Stock Market LLC

Warrants to purchase Class A common stock	MONDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on September 16, 2022, Mondee Holdings, Inc. (the “Company”) commenced its offer to each holder of its outstanding public warrants and private placement warrants (collectively, the “Warrants”), each to purchase shares of its Class A common stock, par value $0.0001 per share, the opportunity to receive $0.65 in cash (the “Offer Purchase Price”), without interest, for each outstanding Warrant tendered by the holder pursuant to the offer (the “Offer to Purchase”).

In connection with the Offer, the Company solicited consents (the “Consent Solicitation”) from holders of outstanding Warrants to amend that certain Amended and Restated Warrant Agreement, dated as of July 18, 2022, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”), which governs all of the Warrants (the “Warrant Amendment”), to permit the Company to redeem each outstanding Warrant for $0.01 in cash, without interest (the “Redemption Price”), which Redemption Price is 98% less than the purchase price to be received in connection with the Offer to Purchase. The execution and delivery of the Letter of Transmittal and Consent in connection with the exchange of the public warrants and private placement warrants in connection with the Offer constituted the holder’s consent to the Warrant Amendment.

The Offer to Purchase and Consent Solicitation expired one minute after 11:59 P.M., Eastern Time, on October 17, 2022 (the “Expiration Date”), in accordance with its terms. Continental Stock Transfer & Trust Company, the depositary for the Offer, has indicated that as of the expiration date, (i) 10,741,390 outstanding public warrants, or approximately 89.1% of the outstanding public warrants, were validly tendered in and not withdrawn prior to the expiration of the Offer, and therefore such public warrants consented to the Warrant Amendment and (ii) none of the outstanding private placement warrants were validly tendered in and not withdrawn prior to the expiration of the Offer, and therefore none of the private placement warrants consents to the Warrant Amendment. The Company expects to accept all validly tendered Warrants for purchase and settlement on or before October 21, 2022 and expects to pay an aggregate of $6,981,903.50 in cash in exchange for such Warrants. Because consents were received from holders of more than 50% of the Company’s public warrants, the Warrant Amendment was approved as it relates to the public warrants. Because no consents were received from any holder of the Company’s private warrants, the Warrant Amendment was not approved as it relates to the private placement warrants.

Accordingly, on October 18, 2022, the Company and the Warrant Agent entered into the Warrant Amendment, which permits the Company to redeem each public warrant that is outstanding upon the closing of the Offer for $0.01 in cash, without interest, which Redemption Price is approximately 98% less than the Offer Purchase Price.  Pursuant to the Warrant Amendment, the Company has the right to redeem not less than all of the public warrants at any time while such warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding public warrants at least five days prior to the date of redemption fixed by the Company. The Company will exercise its right to redeem all remaining outstanding public warrants in accordance with the terms of the Warrant Amendment, and has fixed October 27, 2022 as the redemption date.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 8.01	Other Events

On October 21, 2022, the Company issued a press release announcing the results of the Offer and Consent Solicitation described above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Warrant Agreement, dated October 18, 2022, by and between Mondee Holdings, Inc. and Continental Stock Transfer & Trust Company.
99.1	Press Release, dated October 21, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: October 21, 2022

	By:	/s/ Dan Figenshu
		Name:	Dan Figenshu
		Title:	Chief Financial Officer